UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2016

CROWN MARKETING

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-27873

98-0178621

(Commission File Number)     (IRS Employer Identification No.)

4350 Temple City Boulevard, El Monte, California 91731

(Address of principal executive offices and zip code)

(626) 283-6600

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 30, 2016, we engaged TAAD LLP (“TAAD”) as our independent registered public accounting firm to audit the Company’s consolidated financial statements as of June 30, 2016 and for the year then ended. TAAD will be performing reviews of the unaudited consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q for the year ended June 30, 2016 as well as going forward.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged TAAD as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult TAAD with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2016

CROWN MARKETING

By: /s/    Jay Hooper

Name: Jay Hooper

Title: Chief Executive Officer